Exhibit 10.7
***  Certain information contained in this agreement, marked in brackets [***], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
FOURTH AMENDMENT TO
CREDIT AGREEMENT
Dated as of November 9, 2010
among
POWERSECURE INTERNATIONAL, INC.,
as the Borrower,
CITIBANK, N.A.,
as Administrative Agent and Co-Syndication Agent
SUNTRUST BANK,
as Co-Syndication Agent
BRANCH BANKING AND TRUST COMPANY,
as Documentation Agent
and
The Other Lenders Party Hereto
CITIBANK, N.A.
Sole Bookrunner

FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of November 9, 2010, among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), CITIBANK, N.A., in its capacity as a lender party to the Credit Agreement defined below (“Citibank”), SUNTRUST BANK, in its capacity as a Lender (as defined in the Credit Agreement) (“SunTrust”) and BRANCH BANKING AND TRUST COMPANY, in its capacity as a Lender (as defined in the Credit Agreement) (“BB&T”), Citibank, SunTrust and BB&T are hereby collectively referred as the “Lenders”) and CITIBANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”).
BACKGROUND
A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 23, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of January 17, 2008, that certain Second Amendment to Credit Agreement, dated as of April 18, 2008, and that certain Third Amendment to Credit Agreement, dated as of November 12, 2008 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
B. The Borrower, the Lenders and the Administrative Agent desire to make amendments to the Credit Agreement.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1. AMENDMENTS.
(a) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

				Alternate
			Eurodollar	Base Rate for
			Rate for	Revolving
		Revolving	Revolving and	and Term
Pricing Level	Leverage Ratio	Commitment Fee	Term Loans	Loans
I	Less than 1.25 to 1.00	0.375	2.000	0.250
II	Greater than or equal to 1.25 to 1.00 but less than 2.25 to 1.00	0.400	2.250	0.500
III	Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	0.450	2.750	1.000
IV	Greater than or equal to 2.75 to 1.00	0.5125	3.250	1.500

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered for any Fiscal Quarter pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(a), then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date such Compliance Certificate is actually delivered to the Administrative Agent. Notwithstanding the foregoing, the Applicable Rate in effect from and after the Fourth Amendment Closing Date through and including the date the Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ending December 31, 2010 shall be Level I.
In the event that any financial statement delivered pursuant to Section 6.01(a) or 6.01(b) or any Compliance Certificate delivered pursuant to Section 6.02(a) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have lead to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined using the Pricing Level applicable for such Applicable Period based upon the corrected Compliance Certificate, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. This paragraph shall not limit the rights of the Administrative Agent and the Lenders under Section 2.08 and Article VIII and other provisions of this Agreement. The obligations of the Borrower under this paragraph shall survive termination of the Commitments and the repayment of all other Obligations hereunder.

(b) The definition of “Revolving Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Revolving Maturity Date” means (a) November 12, 2013 or (b) such earlier date as the (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f) of this Agreement.
(c) The definition of “Term Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Term Maturity Date” means (a) November 12, 2015, or (b) such earlier date as (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f).
(d) Section 1.01 of the Credit Agreement is hereby amended by adding the defined term “Fourth Amendment Closing Date” in proper alphabetical order to read as follows:
“Fourth Amendment Closing Date” means the date that all conditions of effectiveness set forth in Section 4 of the Fourth Amendment to Credit Agreement, dated as of November 9, 2010, among the Borrower, the Lenders party thereto and the Administrative Agent are satisfied.
(e) Section 2.02(a) of the Credit Agreement is hereby amended to read as follows:
(a) The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than 45 days prior to November 12, 2013, elect to convert the portion of the aggregate amount of Revolving Loans outstanding on November 12, 2013 (not to exceed the PowerSecure Recurring Revenue Project Capital Allowance as of such date), into term loans (“Term Loans”) in such aggregate amount. Term Loans may not be repaid and then reborrowed.
(f) Section 7.02(k) of the Credit Agreement is hereby amended to read as follows:
(k) Investments in the form of Permitted Acquisitions; provided, however, (i) the aggregate Acquisition Consideration for any Permitted Acquisition shall not exceed $10,000,000 and (ii) the aggregate Acquisition Consideration for all Permitted Acquisitions made after November 9, 2010 shall not exceed $20,000,000.
(g) Section 7.12(a) of the Credit Agreement is hereby amended to read as follows:
(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter of the Borrower to be less than 1.25 to 1.00.

*** Certain information contained in this agreement, marked in brackets [***], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
(h) Section 7.12(d) of the Credit Agreement is hereby amended to read as follows:
(d) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of any Fiscal Quarter to be less than the sum of (i) $55,000,000, plus (ii) an amount equal to 50% of Consolidated Net Income earned in each Fiscal Year ending after December 31, 2010 (with no reduction for any net loss in any such Fiscal Year), which shall be added after the completion of each Fiscal Year, plus (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of the Borrower and its Subsidiaries after December 31, 2009 by reason of the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such Equity Interests, minus (iv) the amount of any non-cash charges or losses after December 31, 2009 which do not subsequently represent a cash charge or loss, which shall be deducted as of the Fiscal Quarter in which they are incurred.
(i) The Compliance Certificate is hereby amended to be in the form of Exhibit E attached to this Fourth Amendment.
2. REPRESENTATIONS AND WARRANTIES. By its execution and delivery hereof, the Borrower represents and warrants that, as of the Fourth Amendment Closing Date:
(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Fourth Amendment Closing Date as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnish pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;
(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
(c) (i) the Borrower has full power and authority to execute and deliver this Fourth Amendment, (ii) this Fourth Amendment has been duly executed and delivered by the Borrower, and (iii) this Fourth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
(d) neither the execution, delivery and performance of this Fourth Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of it property is subject;
(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the

*** Certain information contained in this agreement, marked in brackets [***], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
(f) execution, delivery or performance by the Borrower, of this Fourth Amendment or (ii) the acknowledgement by each Guarantor of this Fourth Amendment; and
(g) [***], a Subsidiary of PowerSecure, Inc., has been inactive since August 6, 2010, the date of its incorporation.
3. CONDITIONS TO EFFECTIVENESS. All provisions of this Fourth Amendment shall be effective upon satisfaction or completion of the following:
(a) the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Lenders;
(b) the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Borrower and acknowledged by each Guarantor;
(c) the Administrative Agent shall have received an opinion of the Borrower’s counsel, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 2(c), (d), and (e) of this Fourth Amendment;
(d) the Administrative Agent shall have received in immediately available funds, for the account of each Lender in connection with this Fourth Amendment, a fee in an amount equal to the product of (i) 0.20% and (ii) such Lender’s Revolving Commitment;
(e) the documents required to be delivered pursuant to Section 6.14 of the Credit Agreement with respect to [***] shall have been delivered; and
(f) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
4. REFERENCE TO THE CREDIT AGREEMENT.
(a) Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
(b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fourth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein and (ii) cover the Aggregate Revolving Commitments as increased by this Fourth Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
7. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fourth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
8. GOVERNING LAW; BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights arising from this Fourth Amendment or any other Loan Document, and any prohibited assignment shall be null and void.
9. HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.
10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President, Chief Financial Officer and Secretary
Signature Page

CITIBANK, N.A., as Administrative Agent and Lender
By:	/s/ Gary Pitcock
Gary D. Pitcock
Vice President

SUNTRUST BANK, as Lender
By:	/s/ J. Lance Walton
	Name:	J. Lance Walton
	Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as Lender
By:	Steven G. Ballard
	Name:	Steven G. Ballard
	Title:	SVP
Signature Page

*** Certain information contained in this agreement, marked in brackets [***], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
ACKNOWLEDGED AND AGREED:
POWERSECURE, INC.
POWERSERVICES, INC.
ENERGYLITE, INC.
UTILITYENGINEERING, INC.
UTILITYDESIGN, INC.
WATERSECURE HOLDINGS, INC. (f/k/a Marcum Gas Transmission, Inc.)
REID’S TRAILER, INC.
EFFICIENTLIGHTS, LLC
SOUTHERN FLOW COMPANIES, INC.
POWERPACKAGES, LLC
MARCUM GAS METERING, INC. (f/k/a Metretek, Incorporated)
INNOVATIVE ELECTRONIC SOLUTIONS LIGHTING, LLC
[***]

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Chief Financial Officer for all
Signature Page

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To: Citibank, N.A., as Administrative Agent under the Agreement defined below
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of August 23, 2007 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PowerSecure International, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                         of the Borrower, that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following for Fiscal Year-end financial statements]
1. Attached hereto as Schedule 1 are the Fiscal Year end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the date set forth above as the Financial Statement Date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
[Use following for Fiscal Quarter-end financial statements]
1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the date set forth above as the Financial Statement Date. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

Exhibit E - Page 1

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents [add, if applicable: except as hereinafter listed], and to the best knowledge of the undersigned as of the date hereof no Default or Event of Default under the Agreement has occurred and is continuing as of the date hereof [add, if applicable: except the following list of each Default or Event of Default under the Agreement, and its nature and status, that has occurred and is continuing as of the date of this Certificate.]
4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date set forth above as the Financial Statement Date.

Exhibit E - Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                          ,                      .

POWERSECURE INTERNATIONAL, INC.
By:
Name:
Title:

Exhibit E - Page 3

For the Fiscal Quarter/Year ended                     (“Financial Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.12(a) – Fixed Charge Coverage Ratio.

A. Consolidated EBITDA:

1. Consolidated Net Income for Subject Period:	$

2. To the extent involved in calculating such Consolidated Net Income and without duplication, Consolidated Interest Charges:	$

3. To the extent included in calculating such Consolidated Net Income and without duplication, amount of taxes, based on or measured by income, deducted in determining such Consolidated Net Income for Subject Period:
$

4. To the extent included in calculating such Consolidated Net Income and without duplication, depreciation and amortization expense deducted in determining such Consolidated Net Income for Subject Period:
$

5. To the extent included in calculating such Consolidated Net Income and without duplication, all non-cash charges or losses which do not represent a cash charge or loss for Subject Period or in a future period:
$

6. To the extent included in calculating such Consolidated Net Income and without duplication, non-recurring charges consisting of Founders Severance Payments and relocation expenses of not to exceed $14,200,000 in aggregate amount:
$

7. To the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for Subject Period:	$

8. To the extent included in calculating such Consolidated Net Income, Consolidated Interest Income for Subject Period:	$

9. To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$

10. Consolidated EBITDA (Lines I.A.1. + 2. + 3. + 4. + 5. + 6. - 7. - 8. - 9.):	$

Exhibit E

B. Consolidated Lease Expense for Subject Period:	$

C. Taxes based on income and paid in cash (net of tax refunds) for Subject Period:	$

D. Consolidated Interest Charges (excluding, to the extent included in Consolidated Lease Expense, the interest component of Capital Leases) for Subject Period:	$

E. Scheduled payments of principal of Consolidated Funded Indebtedness (excluding, to the extent included in Consolidated Lease Expense, the principal component of Capital Leases) for Subject Period:	$

F. Consolidated Lease Expense for Subject Period:	$

G. Restricted Payments for Subject Period:	$

H. During Revolving Availability Period, an amount equal to the product of (x) 0.20 and (y) the amount by which Total Revolving Outstandings exceeds $15,000,000 on the Financial Statement Date:	$

I. Fixed Charge Coverage Ratio ((Line I.A.10. + I.B. – I.C.) ÷ (Lines I.D. + I.E. + I.F. + I.G. + I.H., if applicable)):	to 1.00

Minimum permitted – See Section 7.12(a) of the Agreement		1.25 to 1.00

II. Section 7.12(b) – Leverage Ratio.

A. Consolidated Funded Indebtedness at Financial Statement Date:

1. all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$

2. Non-contingent obligations outstanding in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds or other similar instruments:	$

3. all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):	$

4. indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse:
$

5. Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations:	$

Exhibit E

6. Guarantees of Indebtedness of types specified in Lines II.A.1., II.A.2., II.A.3., II.A.4. and II.A.5. above:	$

7. Consolidated Funded Indebtedness (Lines II.A.1. + 2. + 3. + 4. + 5. + 6.):	$

B. Consolidated EBITDA for Subject Period:

1. Consolidated EBITDA for Subject Period (See Line I.A.10.):	$

C. Leverage Ratio (Line II.A.7. ÷ Line II.B.1.):	to 1.00

Maximum permitted – See Section 7.12(b) of the Agreement		3.25 to 1.00

III. Section 7.12(c) – Asset Coverage Ratio.

A. 80% of Book Value of Accounts on the determination date:	$

B. 60% of Book Value of Inventory on the determination date:	$

C. 50% of Book Value of Net Fixed Assets on the determination date:	$

D. Consolidated Funded Indebtedness (See Line II.A.7.):	$

E. Outstanding Term Loans on the determination date:	$

F. Minimum Asset Coverage Ratio (Lines III.A. + III.B. + III.C.) ÷ (Lines III.D. – III.E.):	to 1.00

Minimum required – See Section 7.12(c) of the Agreement		1.25 to 1.00

IV. Section 7.12(d) – Consolidated Tangible Net Worth.

A. Consolidated Tangible Net Worth:	$

B. Minimum Consolidated Tangible Net Worth:

1. $55,000,000:	$

2. 50% of Consolidated Net Income for each Fiscal Year beginning with each Fiscal Year after December 31, 2010 (with no reduction for any net loss in any such Fiscal Year):	$

3. 100% of the aggregate increases in Shareholders’ Equity after December 31, 2009 by reason of issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary):
$

4. Non-cash charges or losses after December 31, 2009 which do not subsequently represent a cash charge or loss:	$

5. Minimum Consolidated Tangible Net Worth (Lines IV.B.1. + 2. + 3. - 4.:	$

Exhibit E

V. Section 7.12(e) – Debt to Worth Ratio.

A. Total Liabilities at Financial Statement Date:	$

B. Consolidated Tangible Net Worth at Financial Statement Date	$

C. Debt to Worth Ratio (Line V.A. ÷ Line V.B.):	to 1.00

Maximum permitted – See Section 7.12(d) of the Agreement		1.50 to 1.00
For purposes hereof, “Subject Period” is the period of four consecutive Fiscal Quarters ending on the Financial Statement Date.

Exhibit E